UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2005

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9506 North Newport Highway, Spokane, Washington	99218-1200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 467-6993

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On December 30, 2004, AmericanWest Bancorporation (NASDAQ:AWBC) announced that its fourth quarter 2004 results would include additional provision for loan losses and foreclosed asset write-downs totalling up to approximately $9.8 million. These charges are the result of a comprehensive review of the Company’s loan portfolio that was initiated and completed during the fourth quarter in connection with recent changes in executive management. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by this reference.

The information, including the attached exhibit, contained in this Report on Form 8-K is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.06 Material Impairments.

The information furnished under Item 2.02 is also being furnished under this Item 2.06.

Item 7.01 Regulation FD Disclosure.

The information furnished under Item 2.02 is also being furnished under this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

Exhibit Number	Description
99	Press Release dated December 30, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2005

AMERICANWEST BANCORPORATION

By:	/s/ C. Tim Cassels
C. Tim Cassels
Executive Vice President and CFO

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